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                                   (EXHIBIT 2)

                             PLAN OF REORGANIZATION

                                       AND

                                MERGER AGREEMENT

                                      AMONG

                                  TEHAMA BANK,
                                 TEHAMA BANCORP
                                       AND
                            TEHAMA MERGER CORPORATION







                                  FEBRUARY, 1997


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                  PLAN OF REORGANIZATION AND MERGER AGREEMENT


     This Plan of Reorganization and Merger Agreement (the "Merger Agreement") is entered into as of February 12, 1997 by and among Tehama Bank (the "Bank"), Tehama Merger Corporation (the "Subsidiary"), and Tehama Bancorp (the "Holding Company").

                            RECITALS AND UNDERTAKINGS

     A. The Bank is a California state-chartered bank with its principal office in the City of Red Bluff, County of Tehama, State of California. The Subsidiary and the Holding Company are corporations duly organized and existing under the laws of the State of California with their principal offices in the City of Red Bluff, County of Tehama, State of California.

     B. As of the date hereof, the Bank has 4,000,000 shares of common stock and 2,000,000 shares of preferred stock authorized and 1,604,406 shares of common stock issued and outstanding.

     C. As of the date hereof, the Subsidiary has 4,000,000 shares of common stock and 2,000,000 shares of preferred stock authorized. Immediately prior to the Effective Date (as such term is defined below), 100 shares of such common stock will be issued and outstanding, all of which shares will be owned by the Holding Company.

     D. As of the date hereof, the Holding Company has 4,000,000 shares of common stock and 2,000,000 shares of preferred stock authorized. Immediately prior to the Effective Date, 100 shares of the Holding Company's common stock will be issued and outstanding.

     E. The Boards of Directors of the Bank, the Holding Company and the Subsidiary, respectively, have approved this Merger Agreement and authorized its execution.



                                    AGREEMENT

     Section 1.  GENERAL

     1.1 THE MERGER. On the Effective Date, the Subsidiary shall be merged with and into the Bank, with the Bank being the surviving corporation. The Bank shall thereafter be a subsidiary of the Holding Company, and its name shall be "Tehama Bank."

     1.2 EFFECTIVE DATE. The merger described herein shall become effective at the close of business on the day (the "Effective Date") upon which an executed counterpart of this


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Merger Agreement shall have been filed with the Secretary of
State of the State of California in accordance with Section 1103 of the California General Corporation Law.

     1.3 ARTICLES OF INCORPORATION AND BYLAWS. On the Effective Date, the Articles of Incorporation of the Bank, as in effect immediately prior to the Effective Date, shall remain the Articles of Incorporation of the Bank until amended; the Bylaws of the Bank, as in effect immediately prior to the Effective Date, shall remain the Bylaws of the Bank until amended; the certificate of authority of the Bank issued by the Superintendent of Banks of the State of California shall remain the certificate of authority of the Bank; and the Bank's deposit insurance coverage by the Federal Deposit Insurance Corporation shall remain the deposit insurance of the Bank.

     1.4 DIRECTORS AND OFFICERS. On the Effective Date, the directors and officers of the Bank immediately prior to the Effective Date shall remain the directors and officers of the Bank. The directors of the Bank shall serve until the next annual meeting of shareholders of the Bank or until such time as their successors are elected and have been qualified.

     1.5  EFFECT OF THE MERGER.

          (a) ASSETS AND RIGHTS. On the Effective Date and thereafter, all rights, privileges, franchises and property of the Subsidiary and all debts and liabilities due or to become due to the Subsidiary including choses in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion vested in the Bank without further act or deed; and the Bank shall have and hold the same in its own right as fully as the same was possessed and held by the Subsidiary.

          (b) LIABILITIES. On the Effective Date and thereafter, all debts, liabilities and obligations due or to become due of, and all claims and demands for any cause existing against, the Subsidiary shall be and become the debts, liabilities or obligations of, or the claims or demands against, the Bank in the same manner as if the Bank had itself incurred or become liable for them.

          (c) CREDITORS' RIGHTS AND LIENS. On the Effective Date and thereafter, all rights of creditors of the Subsidiary and all liens upon the property of the Subsidiary shall be preserved unimpaired, and shall be limited to the property affected by such liens immediately prior to the Effective Date.

          (d) PENDING ACTIONS. On the Effective Date and thereafter, any action or proceeding pending by or against the Subsidiary shall not be deemed to have abated or been discontinued, but may be pursued to judgment with full right to appeal or review.


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     Any such action or proceeding may be pursued as if the merger described herein had not occurred, or with the Bank substituted in place of the Subsidiary as the case may be.


1.6 FURTHER ASSURANCES. The Subsidiary agrees that at any time, or from time to time, as and when requested by the Bank, or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, in its name by its last acting officers, or by the corresponding officers of the Bank, all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken such further or other action as the Bank, or its successors or assigns, may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights transferred to the Bank in this Section 1, or otherwise to carry out the intent and purposes of this Merger Agreement.

     Section 2.  STOCK

     2.1 STOCK OF THE SUBSIDIARY. On the Effective Date, each share of common stock of the Subsidiary issued and outstanding immediately prior to the Effective Date shall, by virtue of the merger described herein, be deemed to be exchanged for and converted into one share of fully paid and (except as provided by California Financial Code Section 662) nonassessable common stock of the Bank.

     2.2 STOCK OF THE HOLDING COMPANY. On the Effective Date, each share of common stock of the Holding Company issued and outstanding immediately prior to the Effective Date shall be repurchased by the Holding Company for the amount paid for such shares upon their original issuance.

     2.3 STOCK OF THE BANK. On the Effective Date, each share of common stock of the Bank issued and outstanding immediately prior to the Effective Date shall, by virtue of the merger described herein, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Holding Company, in accordance with the provisions of Paragraph 2.4 hereof.

     2.4 EXCHANGE OF STOCK BY SHAREHOLDERS OF THE BANK. On the Effective Date or as soon as practicable thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Paragraph 2.3 hereof:

          (a) The shareholders of the Bank of record immediately prior to the Effective Date shall be allocated and entitled to receive for each share of common stock of the Bank then held by them respectively one share of common stock of the Holding Company.


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          (b)  Subject to the provisions of Paragraph 2.4(c) hereof, the Holding
     Company shall issue to the shareholders of the Bank the shares of common stock of the Holding Company which said shareholders are entitled to receive.

          (c) Thereafter, outstanding certificates representing shares of common stock of the Bank shall represent shares of the common stock of the Holding Company, and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of the Holding Company.

     2.5  OTHER RIGHTS TO STOCK.

          (a) On the Effective Date and thereafter, the Bank's 1994 Stock Option Plan shall be administered in an appropriate manner to reflect the merger described herein; any outstanding options to purchase shares of common stock of the Bank shall be deemed to be options granted by the Holding Company upon the same terms and conditions, except that appropriate adjustments shall be deemed to be made to such terms and conditions to reflect the merger described herein; and any options thereafter granted pursuant to the 1994 Stock Option Plan, shall be deemed to be options granted by the Holding Company.

          (b) From time to time as and when required by the provisions of any agreement to which the Bank or the Holding Company shall become a party after the date hereof that provides for the issuance of shares of common stock or other securities, either debt or equity, of the Bank or the Holding Company in connection with a merger into the Bank of any other banking institution or the acquisition by the Bank of the assets or stock of any other banking institution or other corporation, the Holding Company shall issue in accordance with the terms of any such agreement shares of its common stock or other debt or equity securities as required by such agreement or in substitution for the shares of common stock or other debt or equity securities of the Bank required to be issued by such agreement, as the case may be, which the shareholders of any other such banking institution or other corporation shall be entitled to receive by virtue of any such agreement.

     Section 3.  APPROVALS

     3.1 SHAREHOLDER APPROVAL. This Merger Agreement shall be submitted to the shareholder(s) of the Holding Company, the Subsidiary and the Bank for ratification and confirmation to the extent required by, and in accordance with, applicable provisions of law.

     3.2 REGULATORY APPROVALS. Each of the parties hereto shall proceed expeditiously and cooperate fully in procuring all other consents and approvals, and in satisfying all other requirements, prescribed by law or otherwise, necessary or desirable for the merger described


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herein to be consummated, including without limitation the consents and approvals referred to in Paragraphs 4.1(b), 4.1(c) and 4.1(d) hereof.

     Section 4.  CONDITIONS PRECEDENT, TERMINATION AND PAYMENT
                    OF EXPENSES

     4.1 CONDITIONS PRECEDENT TO THE MERGER. Consummation of the merger described herein is conditioned upon the following:

          (a) Ratification and confirmation of this Merger Agreement by the shareholders of the Holding Company, the Subsidiary and the Bank in accordance with applicable provisions of law;

          (b) Procuring all other consents and approvals and satisfying all other requirements, prescribed by law or otherwise, which are necessary for the merger described herein to be consummated, including without limitation: (i) approval from the Federal Deposit Insurance Corporation, the Superintendent of Banks of the State of California, and the Board of Governors of the Federal Reserve System; (ii) approval of the California Commissioner of Corporations under the California Corporate Securities Law of 1968, and securities administrators of other applicable jurisdictions, with respect to the securities of the Holding Company issuable upon consummation of the merger, and (iii) the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933 with respect to the securities of the Holding Company issuable upon consummation of the merger or the automatic effectiveness of such registration statement;

          (c) Receipt (unless waived by each of the parties hereto) of an opinion of counsel and/or accountants with respect to the tax consequences to the parties and their shareholders of the merger described herein;

          (d) Procuring all consents or approvals, governmental or otherwise, which in the opinion of counsel for the Bank are or may be necessary to permit or to enable the Bank to conduct, upon and after the merger described herein, all or any part of the businesses and other activities that the Bank engages in immediately prior to such merger, in the same manner and to the same extent that the Bank engaged in such businesses and other activities immediately prior to such merger; and

          (e) Performance by each of the parties hereto of all obligations under this Merger Agreement which are to be performed prior to the consummation of the merger described herein.


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     4.2  TERMINATION OF THE MERGER.  In the event that any condition specified in Paragraph 4.1 hereof cannot be fulfilled, or prior to the Effective Date the Board of Directors of any of the parties hereto reaches any of the following determinations:

          (a) The number of shares of common stock of the Bank voting against the merger described herein makes consummation of such merger inadvisable; or

          (b) Any action, suit, proceeding or claim relating to the merger described herein, whether initiated or threatened, makes consummation of such merger inadvisable; or

          (c) Consummation of the merger described herein is inadvisable for any other reason;

then this Merger Agreement shall terminate. Upon termination, this Merger Agreement shall be void and of no further effect, and there shall be no liability by reason of this Merger Agreement or the termination hereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or shareholders.

     4.3 EXPENSES OF THE MERGER. All of the expenses of the merger described herein, including without limitation filing fees, printing costs, mailing costs, accountant's fees and legal fees, shall be borne initially by the Bank but shall after the Effective Date be apportioned and adjusted between the Bank and the Holding Company as shall be required by applicable regulation or rules of accounting, provided that, nothing herein shall forbid the Bank from paying any dividend to the Holding Company which the Holding Company may use for the payment (including reimbursement of the Bank) of any such expenses.


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     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers as of the day and year first above written.



                              TEHAMA BANK

                              By:    /s/ William P. Ellison
                                 ----------------------------
                                   William P. Ellison, President

                              By:   /s/ Raymond C. Lieberenz
                                 ----------------------------
                                        Raymond C. Lieberenz
                                             Secretary


                              TEHAMA MERGER CORPORATION

                              By:  /s/ William P. Ellison
                                 ------------------------------
                                   William P. Ellison, President

                              By: /s/ Raymond C. Lieberenz
                                 ------------------------------
                                       Raymond C. Lieberenz
                                            Secretary

                              TEHAMA BANCORP

                              By:  /s/ William P. Ellison
                                 ------------------------------
                                   William P. Ellison, President

                              By:  /s/ Raymond C. Lieberenz
                                 ----------------------------
                                       Raymond C. Lieberenz
                                            Secretary


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